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Exhibit 21

                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT

HOMETOWN ONLINE, INC. (DBA WARWICK ONLINE) INCORPORATED IN THE STATE OF NEW YORK IN 1995.



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